Exhibit 4.5

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of May 31, 2013, among Orchard Acquisition Company, LLC, a Delaware limited liability company (the “Parent Borrower”), Jefferies Finance LLC, as Delayed Draw Lender (in such capacity, the “Delayed Draw Lender”) and Jefferies Finance LLC, as Administrative Agent for, and on behalf of, the Lenders (as defined below) (in such capacity, the “Administrative Agent”).

R E C I T A L S:

A.                The Parent Borrower, J.G. Wentworth, LLC (“Holdings”), the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of February 8, 2013 (the “Credit Agreement”).

B.                 The Borrower wishes to amend the Credit Agreement to, among other things, provide for the making of additional term loans by the Delayed Draw Lender to the Parent Borrower and to permit the payment by the Parent Borrower of a dividend from the proceeds of such additional term loans.

C.                 Accordingly, the Parent Borrower, Holdings, the Delayed Draw Lender, the Administrative Agent and the Lenders party hereto desire to amend the Credit Agreement pursuant to Section 11.12 thereof in order to modify certain provisions thereof in accordance with and subject to the terms and conditions set forth below.

Section 1   Definitions and Interpretation.

1.1              Definitions. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

1.2              Interpretation. This Amendment shall be construed and interpreted in accordance with the rules of construction set forth in Sections 1.02, 1.03 and 1.04 of the Credit Agreement.

Section 2   Amendment to Credit Agreement. As of the First Amendment Effective Date, the Credit Agreement is hereby amended as follows:

2.1              Amendments to Section 1.01.

(a)                  Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in proper alphabetical order:

“Delayed Draw Funding Fee” has the meaning set forth in Section 2.13(h).

“Delayed Draw Lender” means Jefferies Finance LLC.

1

“Delayed Draw Term Loan” means the Term Loan made by the Delayed Draw Lender on the First Amendment Effective Date pursuant to Section 2.03(b).

“First Amendment” means that certain First Amendment to Credit Agreement, dated May 31, 2013 among the Parent Borrower, the Delayed Draw Lender, and the Administrative Agent.

“First Amendment Effective Date” has the meaning set forth in Section 3.1 of the First Amendment, which shall be May 31, 2013.

“Specified Dividend” means a single dividend paid by the Parent Borrower on or prior to the date which is ten (10) Business Days following the First Amendment Effective Date in an amount not to exceed $150,000,000.

(b)                 Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Initial Term Loans” in its entirety and replacing it with the following:

“Initial Term Loans” means the Term Loans made on the Closing Date pursuant to Section 2.03(a) and the Delayed Draw Term Loan made on the First Amendment Effective Date pursuant to Section 2.03(b).

(c)                  Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Transactions” in its entirety and replacing it with the following:

“Transactions” means, collectively, (a) the making of the Permitted Dividend, (b) the funding of the Initial Term Loans on the Closing Date and the execution and delivery of Loan Documents entered into on the Closing Date, (c) the Closing Date Refinancing, (d) the execution of the First Amendment and the funding of the Delayed Draw Term Loan, (e) the making of the Specified Dividend and (f) the payment of any fees or expenses incurred or paid by the Sponsor, Parent Borrower or any of its (or their) Subsidiaries in connection with the foregoing.

2.2              Amendment to Section 2.03. The Credit Agreement is hereby amended by deleting Section 2.03 in its entirety and replacing it with the following:

Section 2.03 Term Loans.

(a)                  Initial Term Loans on the Closing Date. On the Closing Date, each Lender that has a Term Commitment severally agrees, on the terms and conditions set forth in this Agreement, to make a Term Loan to the Parent Borrower pursuant to such Lender’s Term Commitment, which Term Loans: (i) can only be incurred on the Closing Date in the entire amount of each Lender’s Term Commitment; (ii) may, except as set forth herein, at the option of the Parent Borrower, be incurred and maintained as, or Converted into, Term Loans that are Base Rate Loans or Eurodollar Loans, in each case denominated in U.S. Dollars; provided that all Term Loans made as part of the same Term Borrowing shall consist of Term Loans of the same Type; (iii) shall be repaid in accordance with Section 2.15(b); and (iv) shall not exceed (A) for any Lender at the time of incurrence thereof the aggregate principal amount of such Lender’s Term Commitment, if any, and (B) for all the Lenders at the time of incurrence thereof the Total Term Loan Commitment.

2

(b)                 Delayed Draw Term Loans. On the First Amendment Effective Date, the Delayed Draw Lender agrees, subject to the terms and conditions set forth in this Agreement, to make a Term Loan to the Parent Borrower in the amount of $150,000,000 (the “Delayed Draw Term Loan”), which Delayed Draw Term Loan: (i) can only be incurred on the First Amendment Effective Date; (ii) may, except as set forth herein, at the option of the Parent Borrower, be incurred and maintained as, or Converted into, Term Loans that are Base Rate Loans or Eurodollar Loans, in each case denominated in U.S. Dollars; provided that all Term Loans made as part of the same Term Borrowing shall consist of Term Loans of the same Type; and (iii) shall be repaid in accordance with Section 2.15(b). From and after the First Amendment Effective Date, the Delayed Draw Term Loan will be deemed an Initial Term Loan for all purposes under this Agreement; provided, however, that solely for the purpose of calculating the yield on the Initial Facilities pursuant to Section 2.18, the Delayed Draw Term Loan shall be deemed to have been issued with the same original issue discount and/or upfront fee percentage paid to all Lenders applicable to the Initial Term Loans funded on the Closing Date.

(c)                  Incremental Term Loans, Extended Term Loans and Refinancing Term Loans. Each Lender having an Incremental Term Loan Commitment, Extended Term Loan Commitment or Refinancing Term Loan hereby severally, and not jointly, agrees on the terms and subject to the conditions set forth herein and in the applicable Incremental Term Loan Assumption Agreement, Extension Amendment or Refinancing Agreement to make Incremental Term Loans, Extended Term Loans or Refinancing Term Loans, as applicable to the applicable Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment or Extended Term Loan Commitment, as applicable.

(d)                 Additional Provisions. The Term Loans to be made by each Lender will be made by such Lender in accordance with Section 2.09 hereof. Amounts repaid or prepaid in respect of Initial Term Loans (including the Delayed Draw Term Loan), Incremental Term Loans or Extended Term Loans may not be reborrowed.

2.3              Amendment to Section 2.09(b). The Credit Agreement is hereby amended by deleting Section 2.09(b) in its entirety and replacing it with the following:

(b) Borrowings Pro Rata. Except with respect to the making of Swing Loans by the Swing Line Lender, all Loans hereunder shall be made as follows: (i) all Revolving Loans made, and LC Participations acquired by each Lender, shall be made or acquired, as the case may be, on a pro rata basis based upon each Lender’s Revolving Facility Percentage of the amount of such Revolving Borrowing or Letter of Credit in effect on the date the applicable Revolving Borrowing is to be made or the Letter of Credit is to be issued; (ii) all Initial Term Loans (other than the Delayed Draw Term Loan) shall be made by the Lenders having Initial Term Commitments pro rata on the basis of their respective Initial Term Commitments; (iii) the Delayed Draw Term Loan shall be made by the Delayed Draw Lender; and (iv) all Extended Term Loans shall be made by the Lenders having Extended Term Loan Commitments pro rata on the basis of their respective Extended Term Loan Commitments.

2.4              Amendment to Section 2.13. Section 2.13 is hereby amended by adding the following new paragraph 2.13(h) at the end thereof:

(h) Delayed Draw Funding Fee. The Parent Borrower agrees to pay the fee payable pursuant to that certain Fee Letter, dated as of May 31, 2013, between the Parent Borrower and the Delayed Draw Lender (the “Delayed Draw Funding Fee”).

2.5              Amendment to Section 5.06(a). The Credit Agreement is hereby amended by deleting Section 5.06(a) in its entirety and replacing it with the following:

(a)                  The proceeds of the Initial Term Loans (other than the Delayed Draw Term Loan) shall be used, in part, to finance the Transactions. The proceeds of the Delayed Draw Term Loan shall be used (i) to fund the Specified Dividend in accordance with Section 7.05(m), (ii) to pay fees and expenses in connection with the First Amendment and the Specified Dividend and (iii) for the Parent Borrower’s and its Subsidiaries’ general corporate purposes.

3

2.6              Amendment to Section 6.11 The Credit Agreement is hereby amended by deleting Section 6.11 in its entirety and replacing it with the following:

Section 6.11 Use of Proceeds. The Parent Borrower will use the proceeds of the Loans on and after the Closing Date as set forth in Section 5.06.

2.7              Amendment to Section 7.05. Section 7.05 is hereby amended by (i) deleting the word “and” from the end of paragraph (k) thereof, (ii) deleting the period at the end of paragraph (l) thereof and replacing it with a semicolon, followed by the word “and” and (iii) adding following new paragraph (m) at the end thereof:

(m)                so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Specified Dividend shall be permitted.

Section 3  Effectiveness.

3.1              Conditions Precedent. The effectiveness of the amendments set forth in Section 2 above and the funding of the Delayed Draw Term Loan shall be conditioned on the satisfaction not later than three Business Days after the date hereof of the following conditions precedent (such date upon which all such conditions have been satisfied is referred to herein as the (the “First Amendment Effective Date”)):

(a)                  this Amendment shall have been executed by the Parent Borrower, the Delayed Draw Lender and the Administrative Agent and Lenders constituting the Required Lenders shall have consented to this Amendment by executing a Lender Addendum in the form attached hereto as Attachment 2, and counterparts hereof and thereof as so executed shall have been delivered to the Administrative Agent;

(b)                 upon and after giving effect to this Amendment, the making of the Delayed Draw Term Loan and the use of the proceeds thereof, (i) all of the representations and warranties set forth in Section 4 below will be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects (after giving effect to such qualification)) as of such date, except to the extent that such representations and warranties expressly relate to an earlier specified date or period, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made or for the respective period, as the case may be, and (ii) no Default or Event of Default shall exist;

(c)                  the Parent Borrower shall have paid all reasonable legal fees and expenses of the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment, and any other documents being executed or delivered in connection therewith;

(d)                 the Parent Borrower shall have paid to Administrative Agent for the account of each Lender party hereto an amendment fee in the amount of 0.25% of the principal amount of such Lenders’ outstanding Loans and Commitments, which amendment fee will be in all respects fully earned, due and payable upon the funding of the Delayed Draw Term Loan and non-refundable and non-creditable thereafter;

(e)                    the Parent Borrower shall have paid the Delayed Draw Funding Fee;

(f)                    the Guarantors shall have executed and delivered the reaffirmation of the Guaranty attached hereto as Attachment 1;

(g)                 the Administrative Agent shall have received certified copies of the resolutions of the Board of Directors (or similar governing body) of the Parent Borrower evidencing approval of this Amendment and the incurrence of the Delayed Draw Term Loan;

4

(h)                 the Administrative Agent shall have received executed opinions of the Parent Borrower’s counsel addressed to the Administrative Agent and the Lenders and dated as of the First Amendment Effective Date in form and substance substantially similar to the opinion of the Parent Borrower’s counsel delivered on the Closing Date after taking into account the nature of this Amendment;

(i)                   the Administrative Agent shall have received certified copies of the limited liability company agreement and other applicable governing documents of the Parent Borrower (or a certificate of an Authorized Officer of the Parent Borrower stating that such documents have not been modified since the Closing Date and are in full force and effect) and a good standing certificate from the Secretary of State of Delaware, dated as of a recent date, certifying as to the good standing of the Parent Borrower;

(j)                   the Administrative Agent shall have received a solvency certificate executed by a Financial Officer of the Parent Borrower substantially in the form of Exhibit D to the Credit Agreement (with appropriate changes to reflect the nature of this Amendment); and

(k)                 each of the requirements set forth in Section 4.02 of the Credit Agreement shall have been satisfied with respect to the Delayed Draw Term Loan.

Section 4   Representations and Warranties. The Parent Borrower hereby represents and warrants to the Administrative Agent and the Lenders party hereto as follows:

4.1              Existence. It is a duly organized or formed and validly existing limited liability company in good standing under the laws of its jurisdiction of formation.

4.2              Power and Authority. It has the legal power and authority to execute and deliver this Amendment and perform its obligations hereunder.

4.3              No Contraventions. The execution and delivery of this Amendment and the performance and observance by the Parent Borrower of the provisions hereof will not (a) violate or contravene its Organizational Documents or any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to the Parent Borrower or its properties and assets or (b) conflict with or result in a breach or contravention of any provision of, or constitute a default under, any contract binding upon or enforceable against the Parent Borrower or any of its properties or assets.

4.4              Valid and Binding Agreement. This Amendment has been duly executed and delivered by the Parent Borrower. Upon satisfaction of the conditions set forth in Section 3.1 above, this Amendment shall constitute a valid and binding agreement of the Parent Borrower, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

4.5              Credit Agreement Representations. The representations and warranties of the Credit Parties contained in the Credit Agreement as amended hereby are true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects (after giving effect to such qualification)) as of the First Amendment Effective Date, except to the extent that such representations and warranties expressly relate to an earlier specified date or period, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made or for the respective period, as the case may be.

5

4.6              No Default or Event of Default. As of the First Amendment Effective Date, no Default or Event of Default exists and is continuing, nor will occur immediately after giving effect to this Amendment, the making of the Delayed Draw Term Loan and the use of the proceeds thereof.

4.7              No Consents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with this Amendment, or the execution, delivery, performance, validity or enforceability of this Amendment, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.

Section 5   Miscellaneous.

5.1              Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.2              Survival of Representations and Warranties. All representations and warranties made hereunder shall survive the execution and delivery of this Amendment.

5.3              Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.4              Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.5              Loan Documents Unaffected. Each reference to the Credit Agreement in any Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. This Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement or any other Loan Document. Except as herein otherwise specifically provided, all provisions of the Credit Agreement and the other Loan Documents, and the guarantees, pledges and grants of security interests, as applicable, under each of the Security Documents, are hereby reaffirmed and ratified and shall remain in full force and effect, shall continue to accrue to the benefit of the Secured Parties and shall be unaffected hereby. This Amendment is a Loan Document.

5.6              Expenses. As provided in and subject to the limitations of Section 11.01 of the Credit Agreement, the Parent Borrower agrees to pay all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the reasonable costs and fees of the Administrative Agent’s legal counsel.

5.7              Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.

5.8              Acknowledgments. Each of Holdings and the Borrower hereby acknowledges that:

(a)                  it has been advised by counsel in the negotiation, execution and delivery of this Amendment and the other Loan Documents;

6

(b)                 neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Parent Borrower or any Credit Party arising out of or in connection with this Amendment or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Parent Borrower and the other Credit Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Parent Borrower and the Lenders.

5.9              Counterparts. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Transmission by a party to another party (or its counsel) via facsimile or electronic mail of a copy of this Amendment (or a signature page of this Amendment) shall be as fully effective as delivery by such transmitting party to the other parties hereto of a counterpart of this Amendment that had been manually signed by such transmitting party.

5.10          Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE BORROWER AND HOLDINGS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

5.11          Jury Trial Waiver. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[SIGNATURE PAGE FOLLOWS.]

7

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ORCHARD ACQUISITION COMPANY, LLC,

By:	/s/ Randi Sellari
Name:	Randi Sellari
Title:	President

[Signature Page to First Amendment]

8

JEFFERIES FINANCE LLC, as Administrative Agent and on behalf of the Lenders

By:	/s/ J. Paul McDonnell
Name:	J. Paul McDonnell
Title:	Managing Director

JEFFERIES FINANCE LLC, as Delayed Draw Lender

By:	/s/ J. Paul McDonnell
Name:	J. Paul McDonnell
Title:	Managing Director
9

REAFFIRMATION OF GUARANTY

By its execution and delivery of this reaffirmation (this “Reaffirmation of Guaranty”), each of the undersigned Guarantors hereby acknowledges and agrees, as of May 31, 2013, to that certain First Amendment to Credit Agreement dated as of May 31, 2013, among Orchard Acquisition Company, LLC, a Delaware limited liability company (the “Parent Borrower”), Jefferies Finance LLC, as Delayed Draw Lender and Jefferies Finance LLC, as Administrative Agent for and on behalf of the Lenders (the “Amendment"; capitalized terms used without definition herein have the meanings set forth in the Amendment), and reaffirms the Guaranty dated as of February 8, 2013 among the Parent Borrower, J.G. Wentworth, LLC, the subsidiaries of the Parent Borrower party thereto, and Jefferies Finance LLC, as Collateral Agent thereunder, for the benefit of the Secured Creditors (as defined therein).

[SIGNATURE PAGE FOLLOWS.]

10

IN WITNESS WHEREOF, each of the parties hereto has caused this reaffirmation to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ORCHARD ACQUISITION COMPANY, LLC,

By:	/s/ Randi Sellari
Name:	Randi Sellari
Title:	President

J.G. WENTWORTH, LLC

By:	/s/ Randi Sellari
Name:	Randi Sellari
Title:	President

PEACHHI LLC

By:	/s/ Randi Sellari
Name:	Randi Sellari
Title:	President

PEACH HOLDINGS, LLC

By:	/s/ Randi Sellari
Name:	Randi Sellari
Title:	President

J.G.WENTWORTH STRUCTURED SETTLEMENT FUNDING II, LLC

By:	/s/ Rebecca Howell
Name:	Rebecca Howell
Title:	Vice President

[Signature Page to Reaffirmation]

11

IN WITNESS WHEREOF, each of the parties hereto has caused this reaffirmation to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ORCHARD ACQUISITION COMPANY, LLC,

By:
Name:	Randi Sellari
Title:	President

J.G. WENTWORTH, LLC

By:
Name:	Randi Sellari
Title:	President

PEACHHI LLC

By:
Name:	Randi Sellari
Title:	President

PEACH HOLDINGS, LLC

By:
Name:	Randi Sellari
Title:	President

J.G.WENTWORTH STRUCTURED SETTLEMENT FUNDING II, LLC

By:	/s/ Rebecca Howell
Name:	Rebecca Howell
Title:	Vice President

[Signature Page to Reaffirmation]

12

J.G. WENTWORTH, S.S.C. LIMITED PARTNERSHIP

By:	J.G. Wentworth Sructured Settlement Funding II, LLC, as its General Partner

By:	/s/ Rebecca Howell
Name:	Rebecca Howell
Title:	Vice President

GREEN APPLE MANAGEMENT COMPANY, LLC

By:
Name:	Randi Sellari
Title:	President

J.G. WENTWORTH MANAGEMENT COMPANY, LLC

By:
Name:	Randi Sellari
Title:	President

PEACHTREE ORIGINATIONS, LLC

By:	J.G. Wentworth S.S.C., Limited Partnership, its Sole Member

By:	J.G. Wentworth Sructured Settlement Funding II, LLC, its General Partner

By:	/s/ Rebecca Howell
Name:	Rebecca Howell
Title:	Vice President

[Signature Page to Reaffirmation]

13

J.G. WENTWORTH, S.S.C. LIMITED PARTNERSHIP

By:	J.G. Wentworth Sructured Settlement Funding II, LLC, as its General Partner

By:
Name:	Rebecca Howell
Title:	Vice President

GREEN APPLE MANAGEMENT COMPANY, LLC

By:	/s/ Randi Sellari
Name:	Randi Sellari
Title:	President

J.G. WENTWORTH MANAGEMENT COMPANY, LLC

By:	/s/ Randi Sellari
Name:	Randi Sellari
Title:	President

PEACHTREE ORIGINATIONS, LLC

By:	J.G. Wentworth S.S.C., Limited Partnership, its Sole Member

By:	J.G. Wentworth Sructured Settlement Funding II, LLC, its General Partner

By:
Name:	Rebecca Howell
Title:	Vice President

[Signature Page to Reaffirmation]

14

J.G. WENTWORTH ORIGINATIONS, LLC

By:	J.G. Wentworth S.S.C., Limited Partnership, its Sole Member

By:	J.G. Wentworth Sructured Settlement Funding II, LLC, its General Partner

By:	/s/ Rebecca Howell
Name:	Rebecca Howell
Title:	Vice President

PEACHTREE SETTLEMENT FUNDING, LLC

By:	Peachtree Originations, LLC, its Sole Member

By:	J.G. Wentworth S.S.C., Limited Partnership, its Sole Member

By:	J.G. Wentworth Sructured Settlement Funding II, LLC, its General Partner

By:	/s/ Rebecca Howell
Name:	Rebecca Howell
Title:	Vice President

SETTLEMENT FUNDING, LLC

By:
Name:	Randi Sellari
Title:	President

LOTTERY ORIGINATIONS, LLC

By:	J.G. Wentworth S.S.C., Limited Partnership, its Sole Member

By:	J.G. Wentworth Sructured Settlement Funding II, LLC, its General Partner

By:
Name:	Randi Sellari
Title:	President

[Signature Page to Reaffirmation]

15

J.G. WENTWORTH ORIGINATIONS, LLC

By:	J.G. Wentworth S.S.C., Limited Partnership, its Sole Member

By:	J.G. Wentworth Sructured Settlement Funding II, LLC, its General Partner

By:
Name:	Rebecca Howell
Title:	Vice President

PEACHTREE SETTLEMENT FUNDING, LLC

By:	Peachtree Originations, LLC, its Sole Member

By:	J.G. Wentworth S.S.C., Limited Partnership, its Sole Member

By:	J.G. Wentworth Sructured Settlement Funding II, LLC, its General Partner

By:
Name:	Rebecca Howell
Title:	Vice President

SETTLEMENT FUNDING, LLC

By:	/s/ Randi Sellari
Name:	Randi Sellari
Title:	President

LOTTERY ORIGINATIONS, LLC

By:	J.G. Wentworth S.S.C., Limited Partnership, its Sole Member

By:	J.G. Wentworth Sructured Settlement Funding II, LLC, its General Partner

By:	/s/Randi Sellari
Name:	Randi Sellari
Title:	President

[Signature Page to Reaffirmation]

16

LOTTERY FUNDING, LLC

By:	Lottery Originations, its Designated Manager

By:	J.G. Wentworth S.S.C., Limited Partnership, its Sole Member

By:	J.G. Wentworth Sructured Settlement Funding II, LLC, its General Partner

By:	/s/ Rebecca Howell
Name:	Rebecca Howell
Title:	Vice President

PEACHTREE FUNDING NORTHEAST, LLC

By:
Name:	Randi Sellari
Title:	President

PEACHTREE PRE-SETTLEMENT FUNDING, LLC

By:
Name:	Randi Sellari
Title:	President

PSF HOLDINGS, LLC

By:
Name:	Randi Sellari
Title:	President

TATS LICENSING COMPANY, LLC

By:
Name:	Randi Sellari
Title:	President

[Signature Page to Reaffirmation]

17

LOTTERY FUNDING, LLC

By:	Lottery Originations, its Designated Manager

By:	J.G. Wentworth S.S.C., Limited Partnership, its Sole Member

By:	J.G. Wentworth Sructured Settlement Funding II, LLC, its General Partner

By:
Name:	Rebecca Howell
Title:	Vice President

PEACHTREE FUNDING NORTHEAST, LLC

By:	/s/ Randi Sellari
Name:	Randi Sellari
Title:	President

PEACHTREE PRE-SETTLEMENT FUNDING, LLC

By:	/s/ Randi Sellari
Name:	Randi Sellari
Title:	President

PSF HOLDINGS, LLC

By:	/s/ Randi Sellari
Name:	Randi Sellari
Title:	President

TATS LICENSING COMPANY, LLC

By:	/s/ Randi Sellari
Name:	Randi Sellari
Title:	President

[Signature Page to Reaffirmation]

18